FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Announces Fourth Quarter and Full Year 2018 Results
Record revenue driven by strong growth in fire service and industrial products; MSA delivers double-digit revenue, earnings and operating cash flow growth for the full year of 2018

PITTSBURGH, February 20, 2019 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2018.
Quarterly Highlights

•	Revenue was $362 million, increasing 5 percent from a year ago on a reported basis and 7 percent on an organic constant currency basis.

•
GAAP earnings were $25 million or $0.64 per diluted share, compared to a GAAP loss of $33 million or $0.87 per diluted share in the same period a year ago. Adjusted earnings were $50 million or $1.27 per diluted share, compared to $51 million or $1.31 per diluted share in the same period a year ago.

•
Operating cash flow was $81 million compared to $41 million a year ago. Free cash flow increased 114 percent from a year ago to $62 million. Free cash flow conversion exceeded 100 percent of net income, driven by strong management of working capital.

Annual Highlights

•	Revenue was $1.36 billion, increasing 13 percent from a year ago on a reported basis and 8 percent on an organic constant currency basis.

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•
GAAP earnings were $124 million or $3.18 per diluted share, compared to $26 million or $0.67 per diluted share in the same period a year ago. Adjusted earnings increased 24 percent to $175 million or $4.50 per diluted share, compared to $141 million or $3.65 per diluted share in the same period a year ago. Strong organic revenue growth, the acquisition of Globe, a streamlined cost structure, and a lower effective tax rate were the key drivers of earnings growth in 2018.

•
Operating cash flow was $267 million compared to $230 million a year ago. Free cash flow increased 11 percent from a year ago to $230 million. Free cash flow conversion exceeded 100 percent of net income, driven by a 220 basis point improvement from a year ago in working capital as a percent of sales.

•	In 2018, the company invested more than $50 million in research and development, reduced its debt balance by $108 million, and returned $57 million to shareholders through dividend payments.

Comments from Management

“In the fourth quarter MSA delivered record revenue and drove meaningful improvements in working capital, which resulted in free cash flow that more than doubled from a year ago,” said Nish Vartanian, MSA President and CEO. He added that MSA's backlog remained elevated at the end of 2018, despite the notable uptick in quarterly invoicing.

The company realized strong growth across its core product portfolio, supported by investments in new product development. “It was certainly exciting to see continued growth in our fire service business, led by deliveries of our market-leading G1 SCBA to large fire departments in the U.S., Latin America, and Asia-Pacific,” Mr. Vartanian continued. “On the industrial side of our business, we realized double-digit growth in our personal protective

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equipment product lines, where we've invested heavily to develop what we believe are the most comfortable and customizable hard hat and fall protection solutions available today."

"Our global teams remain committed to executing the profitable growth strategy that has helped us drive outstanding financial performance over the past several years," he said. Demonstrating these improvements, MSA posted full year revenue growth of 13 percent, adjusted earnings growth of 24 percent, and free cash flow conversion well in excess of 100 percent of net income in 2018. "As we enter 2019 - our 105th year in business - our strong balance sheet and healthy incremental margin profile position us well to build on this success and continue creating value for shareholders," Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net sales	$361,784	$346,140	$1,358,104	$1,196,809
Cost of products sold	199,397	192,138	746,241	657,918
Gross profit	162,387	154,002	611,863	538,891

Selling, general and administrative	84,558	76,321	324,784	300,062
Research and development	12,944	14,779	52,696	50,061
Restructuring charges	3,024	712	13,247	17,632
Currency exchange (gains) losses, net	(241)	1,133	2,330	5,127
Other operating expense	19,858	93,476	45,327	126,432
Operating income (loss)	42,244	(32,419)	173,479	39,577

Interest expense	4,427	4,794	18,881	15,360
Loss on extinguishment of debt	—	—	1,494	—
Other income, net	(939)	(1,152)	(9,231)	(5,558)
Total other expense, net	3,488	3,642	11,144	9,802

Income (loss) before income taxes	38,756	(36,061)	162,335	29,775
Provision (benefit) for income taxes	13,614	(3,487)	37,220	2,819
Net income (loss)	25,142	(32,574)	125,115	26,956
Net income attributable to noncontrolling interests	(259)	(410)	(965)	(929)
Net income (loss) attributable to MSA Safety Incorporated	24,883	(32,984)	124,150	26,027

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.65	$(0.87)	$3.23	$0.68
Diluted	$0.64	$(0.87)	$3.18	$0.67

Basic shares outstanding	38,465	38,079	38,362	37,997
Diluted shares outstanding	39,104	38,079	38,961	38,697

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$140,095	$134,244
Trade receivables, net	245,032	244,198
Inventories	156,602	153,739
Investments, short-term	55,106	—
Notes receivable, insurance companies	3,555	17,333
Other current assets	56,233	72,783
Total current assets	656,623	622,297

Property, net	157,940	157,014
Prepaid pension cost	57,568	83,060
Goodwill	413,640	422,185
Notes receivable, insurance companies, noncurrent	56,012	59,567
Insurance receivable, noncurrent	56,866	123,089
Other noncurrent assets	209,363	217,614
Total assets	$1,608,012	$1,684,826

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,063	$26,680
Accounts payable	78,367	87,061
Other current liabilities	183,630	175,538
Total current liabilities	282,060	289,279

Long-term debt, net	341,311	447,832
Pensions and other employee benefits	166,101	170,773
Deferred tax liabilities	7,164	9,341
Other noncurrent liabilities	171,857	165,023
Total shareholders' equity	639,519	602,578
Total liabilities and shareholders' equity	$1,608,012	$1,684,826

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$25,142	$(32,574)	$125,115	$26,956
Depreciation and amortization	9,267	10,212	37,852	37,877
Change in working capital and other operating	46,208	63,452	103,847	165,503
Cash flow from operating activities	80,617	41,090	266,814	230,336

Capital expenditures	(18,267)	(11,995)	(36,887)	(23,725)
Acquisition, net of cash acquired	—	(2,318)	—	(216,308)
Change in short-term investments	2,068	—	(55,022)	—
Property disposals and other investing	586	103	4,587	832
Cash flow used in investing activities	(15,613)	(14,210)	(87,322)	(239,201)

Change in debt	(26,941)	1,346	(107,616)	77,246
Cash dividends paid	(14,643)	(13,337)	(57,248)	(52,537)
Company stock purchases under repurchase program	—	—	—	(11,781)
Other financing	2,170	5,466	1,595	12,675
Cash flow (used in) from financing activities	(39,414)	(6,525)	(163,269)	25,603

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,556)	4,567	(13,508)	6,189

Increase in cash, cash equivalents and restricted cash	22,034	24,922	2,715	22,927

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2018
Sales to external customers	$220,475	$141,309	—	$361,784
Operating income				42,244
Operating margin %				11.7%
Restructuring and other charges				3,024
Currency exchange (gains), net				(241)
Other operating expense				19,858
Strategic transaction costs				213
Adjusted operating income (loss)	55,383	17,906	(8,191)	$65,098
Adjusted operating margin %	25.1%	12.7%		18.0%

Twelve Months Ended December 31, 2018
Sales to external customers	$854,287	$503,817	—	$1,358,104
Operating income				173,479
Operating margin %				12.8%
Restructuring and other charges				13,247
Currency exchange losses, net				2,330
Other operating expense				45,327
Strategic transaction costs				421
Adjusted operating income (loss)	206,839	59,866	(31,901)	$234,804
Adjusted operating margin %	24.2%	11.9%		17.3%

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2017
Sales to external customers	$208,421	$137,719	—	$346,140
Operating loss				(32,419)
Operating margin %				(9.4)%
Restructuring charges				712
Currency exchange losses, net				1,133
Other operating expense				93,476
Strategic transaction costs				860
Adjusted operating income (loss)	50,502	20,245	(6,985)	$63,762
Adjusted operating margin %	24.2%	14.7%		18.4%

Twelve Months Ended December 31, 2017
Sales to external customers	$736,847	$459,962	—	$1,196,809
Operating income				39,577
Operating margin %				3.3%
Restructuring charges				17,632
Currency exchange losses, net				5,127
Other operating expense				126,432
Strategic transaction costs				4,225
Adjusted operating income (loss)	175,589	50,391	(32,987)	$192,993
Adjusted operating margin %	23.8%	11.0%		16.1%

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The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, other operating expense and strategic transaction costs. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended December 31, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	9%	(1)%	10%	2%	(4)%	11%	4%	10%	5%
Plus: Currency translation effects	2%	1%	3%	2%	3%	4%	2%	4%	2%
Constant currency sales change	11%	—%	13%	4%	(1)%	15%	6%	14%	7%
Less: Acquisitions	—%	—%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency change	11%	—%	13%	4%	(1)%	15%	6%	14%	7%

	Twelve Months Ended December 31, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	11%	64%	10%	10%	6%	11%	15%	5%	13%
Plus: Currency translation effects	—%	—%	2%	—%	(1)%	(1)%	—%	—%	—%
Constant currency sales change	11%	64%	12%	10%	5%	10%	15%	5%	13%
Less: Acquisitions	—%	69%	—%	—%	—%	—%	7%	—%	5%
Organic constant currency change	11%	(5)%	12%	10%	5%	10%	8%	5%	8%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended December 31, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	5%	4%	6%	7%	13%	2%	6%	—%	6%
Plus: Currency translation effects	1%	—%	3%	1%	(1)%	3%	1%	3%	1%
Constant currency sales change	6%	4%	9%	8%	12%	5%	7%	3%	7%
Less: Acquisitions	—%	—%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency change	6%	4%	9%	8%	12%	5%	7%	3%	7%

	Twelve Months Ended December 31, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	96%	8%	11%	10%	13%	19%	(3)%	16%
Plus: Currency translation effects	—%	1%	3%	1%	—%	—%	1%	2%	1%
Constant currency sales change	8%	97%	11%	12%	10%	13%	20%	(1)%	17%
Less: Acquisitions	—%	99%	—%	—%	—%	—%	10%	—%	9%
Organic constant currency change	8%	(2)%	11%	12%	10%	13%	10%	—%	8%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended December 31, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	15%	(15)%	24%	(6)%	(16)%	23%	—%	21%	3%
Plus: Currency translation effects	4%	3%	5%	4%	4%	6%	4%	5%	4%
Constant currency sales change	19%	(12)%	29%	(2)%	(12)%	29%	4%	26%	7%
Less: Acquisitions	—%	—%	—%	—%	—%	—%	—%	—%	—%
Organic constant currency change	19%	(12)%	29%	(2)%	(12)%	29%	4%	26%	7%

	Twelve Months Ended December 31, 2018
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	18%	(2)%	15%	8%	2%	8%	8%	16%	10%
Plus: Currency translation effects	(2)%	(4)%	—%	(2)%	(2)%	(1)%	(2)%	(2)%	(2)%
Constant currency sales change	16%	(6)%	15%	6%	—%	7%	6%	14%	8%
Less: Acquisitions	—%	1%	—%	—%	—%	—%	—%	—%	1%
Organic constant currency change	16%	(7)%	15%	6%	—%	7%	6%	14%	7%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2018
	Consolidated	Americas	International
Fall Protection	15%	5%	29%
Industrial Head Protection	13%	9%	29%
Breathing Apparatus	11%	6%	19%
Portable Gas Detection	4%	8%	(2)%
Firefighter Helmets and Protective Apparel(b)	—%	4%	(12)%
Fixed Gas and Flame Detection	(1)%	12%	(12)%
Core Sales	6%	7%	4%
Core excluding Acquisitions	6%	7%	4%

Non-Core Sales	14%	3%	26%

Net Sales	7%	7%	7%
Net Sales excluding Acquisitions	7%	7%	7%

	Twelve Months Ended December 31, 2018
	Consolidated	Americas	International
Fall Protection	10%	13%	7%
Industrial Head Protection	12%	11%	15%
Breathing Apparatus	11%	8%	16%
Portable Gas Detection	10%	12%	6%
Firefighter Helmets and Protective Apparel(b)	64%	97%	(6)%
Fixed Gas and Flame Detection	5%	10%	—%
Core Sales	15%	20%	6%
Core excluding Acquisitions	8%	10%	6%

Non-Core Sales	5%	(1)%	14%

Net Sales	13%	17%	8%
Net Sales excluding Acquisitions	8%	8%	7%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free Cash Flow (Unaudited)
(In thousands, except percentages)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Cash flow from operating activities	$80,617	$41,090	96%	$266,814	$230,336	16%
Capital expenditures	(18,267)	(11,995)		(36,887)	(23,725)

Free cash flow	$62,350	$29,095	114%	$229,927	$206,611	11%

Net income (loss) attributable to MSA Safety Incorporated	24,883	(32,984)		124,150	26,027

Free cash flow conversion	251%	(88)%		185%	794%

Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income attributable to MSA. There can be no assurances that MSA's definition of free cash flow is consistent with that of other companies. As such, management believes that it is appropriate to consider cash from operating activities determined on a GAAP basis as well as free cash flow.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Net income (loss) attributable to MSA Safety Incorporated	24,883	(32,984)	(175)%	124,150	26,027	377%
Tax charges associated with U.S. Tax Reform	4,475	19,817		2,518	19,817
Tax (benefit) associated with ASU 2016-09: Improvements to employee share-based payment accounting	(225)	(1,413)		(2,531)	(8,323)
Tax charges (benefits) associated with restructuring activities	1,794	(30)		1,794	(2,504)
Subtotal	30,927	(14,610)	(312)%	125,931	35,017	260%

Other operating expense	19,858	93,476		45,327	126,432
Restructuring charges	3,024	712		13,247	17,632
Strategic Transaction Costs	213	860		421	4,225
Asset related losses and other, net	68	492		1,978	678
Currency exchange (gains) losses, net	(241)	1,133		2,330	5,127
Income tax expense on adjustments	(4,155)	(31,443)		(13,800)	(47,810)
Adjusted earnings	$49,694	$50,620	(2)%	$175,434	$141,301	24%

Adjusted earnings per diluted share	$1.27	$1.31	(3)%	$4.50	$3.65	23%

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2018 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2018. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted earnings, adjusted earnings per diluted share and free cash flow. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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